Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Amendment No. 2 to Form S-4 of US Elemental Inc. of our report dated June 26, 2026, relating to the consolidated financial statements of US Elemental Inc. as of March 31, 2026, and for the period from March 3, 2026 (inception) through March 31, 2026, which are included in such Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Sadler, Gibb & Associates, LLC

Spokane, Washington

August 12, 2026